Exhibit 99.1

McGrath RentCorp Usinga blatt n Pfn. mart yoll" wtts 'Mth an X as slxlwn in this ,x�lf. Please do oot wr�e outside the deSM)nated .nM. Form of 2024 Special Meeting Proxy Card '@TE [K] T IF VOTING BY MAIL SIGN, D£TACH All) RETURN THE BOTTilM PORTION IN THE ENCLOSED ENVELOPE. T II Proposals - The Board of Directors recommends a vote fi!H Proposals 1, 2 and 3. + D Authorized SIQnatll'es - This section must be completed for yOII' vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full lrtle. Date (mm/dd/yyyy) - Please print date below. Signature t - Please keep signature within the box. Signature 2 - Please keep signature within the box. ■ 1UPX QlSU2D + 1. To approve and adopt the Agreement and Plan of Merger, dated as of January 28, 2024 (the “Merger Agreement”) by and among McGrath RentCorp, WillScot Mobile Mini Holdings Corp., Brunello Merger Sub I, Inc. and Brunello Merger Sub II, LLC, and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”). 2. To approve a non-binding advisory proposal to approve compensation that will or may become payable by McGrath RentCorp to its named executive officers in connection with the Merger Proposal (the “Merger-Related Compensation Proposal”). 3. To approve the adjournment of the Special Meeting from time to time to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of such adjournment to approve the Merger Proposal (the “Adjournment Proposal”). For AQalnst Abstain

T IF VOTING BY MAIL SIGN, D£TACH All) RETURN THE BOTTilM PORTION IN THE ENCLOSED ENVELOPE. T McGrath RentCorp The Board of Directors solicits this Proxy for the Special Meeting of Shareholders to be held on [ ] at [ ], virtually only at [ ]. The undersigned hereby constitutes and appoints Joseph F. Hanna, Keith E. Pratt and Gilda Malek, or each of them, with full power of substitution and revocation, attorneys and proxies of the undersigned at the Special Meeting of Shareholders of McGrath RentCorp or any adjournments thereof, and to vote the shares of Common Stock of McGrath RentCorp registered in the name of the undersigned on the Record Date for the Special Meeting. The Board of Directors recommends a vote FOR Proposals No. 1, 2 and No. 3. The shares represented by this Proxy will be voted as directed on the reverse side; if no specification is made, the shares will be voted FOR said proposals. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Special Meeting to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement for the Special Meeting of Shareholders prior to the signing of this Proxy. PLEASE RETURN THIS SIGNED AND DATED PROXY IN THE ACCOMPANYING ADDRESSED ENVELOPE. (Items to be voted appear on reverse side) Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at [ ]